Exhibit 10.3

NISSAN-INFINITI LT LLC,

as Titling Company,

NILT LLC,

and

NISSAN MOTOR ACCEPTANCE COMPANY LLC,

as Servicer

AMENDED AND RESTATED

SERVICING AGREEMENT

Dated as of April 1, 2021

Article I. DEFINITIONS AND INTERPRETIVE PROVISIONS		2

1.01	General Definitions	2

1.02	Interpretation	2

1.03	Rule of Construction for Certain Series	2

Article II. ADMINISTRATION AND SERVICING OF LEASES		2

2.01	Duties of Servicer	2

2.02	Records	4

2.03	Custodial Duties of Servicer	5

2.04	Certificates of Title	5

2.05	Initial Funding of Payments to Dealers; Entry into Lease Agreements	6

2.06	Servicer’s Representation Regarding Titles; Purchase Option	6

2.07	Collections, Security Deposits and Other Receipts	7

2.08	Settlement of Accounts	9

2.09	Servicing Compensation	9

2.10	Servicing Expenses and Reimbursement	9

2.11	Repossession, Recovery and Sale of Leased Vehicles	9

2.12	Servicer to Act on Behalf of Titling Company	10

2.13	Liability of Servicer; Indemnities	11

2.15	Insurance	12

Article III. STATEMENTS AND REPORTS		13

3.01	Reporting by the Servicer; Delivery of Certain Documentation	13

Article IV. SERVICER DEFAULTS		13

4.01	Servicer Defaults; Termination of Servicer	13

4.02	No Effect on Other Parties	14

Article V. THE SERVICER		14

5.01	Representations and Warranties	14

5.02	Limitation on Liability of Servicer	15

5.03	Merger	16

5.04	Servicer Not to Resign; Assignment	17

Article VI. MISCELLANEOUS		17

i

EXHIBITS

Exhibit A -	Definitions	A-1

Exhibit B -	Leased Vehicle Power of Attorney	B-1

Exhibit C -	Filings Power of Attorney	C-1

ii

AMENDED AND RESTATED SERVICING AGREEMENT

This Amended and Restated Servicing Agreement, dated as of April 1, 2021, is between Nissan-Infiniti LT LLC, a Delaware limited liability (the “Titling Company”), Nissan Motor Acceptance Company LLC (“NMAC”), a Delaware limited liability company, as servicer (the “Servicer”), and NILT LLC, a Delaware limited liability company (“NILT LLC”), as initial member of the Titling Company (in such capacity, the “Member”).

RECITALS

WHEREAS, the Titling Company has been established and exists under its Limited Liability Company Agreement dated as of April 1, 2021 (as amended or supplemented from time to time, the “Titling Company Agreement”), between the Member, NMAC, as administrator of the Titling Company (in such capacity, the “Administrator”) and U.S. Bank, National Association, as registrar of the Titling Company (in such capacity, the “Titling Company Registrar”), for the purpose of, among other things, continuing to take assignments and conveyances of leases and related leased vehicles and the related rights for the benefit of the holders of the limited liability company interests in the Titling Company;

WHEREAS, on the Conversion Date (as defined below), the SUBIs established by Nissan-Infiniti LT will be converted to separate series of limited liability company interests in the Titling Company (each, a “Series”), and the Titling Company may from time to time establish additional Series, each of which constitutes a limited liability company interest solely with respect to Titling Company Assets (as defined in the Titling Company Agreement) from time to time allocated to that Series;

WHEREAS, the parties desire to provide for, among other things, the Servicer to continue to service the assets of the Titling Company after the Conversion pursuant to this Agreement, which amends and restates in its entirety the Amended and Restated Trust and Servicing Agreement, dated as of August 26, 1998 (the “Trust Servicing Agreement”), by and among NILT Trust, Nissan Motor Acceptance Corporation, NILT, Inc., as Trustee, Wilmington Trust Company, as Delaware Trustee, and U.S. Bank National Association, as Trust Agent; and

WHEREAS, the parties acknowledge that, in connection with, among other things, the Unallocated Assets (as defined in the Titling Company Agreement) or the creation of one or more Series, it may be necessary or desirable to enter into supplemental agreements hereto, providing for specific servicing obligations in connection therewith.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Amended and Restated Titling Company Servicing Agreement

Article I.

DEFINITIONS AND INTERPRETIVE PROVISIONS

1.01 General Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Titling Company Agreement. Whenever used in this Agreement, unless the context otherwise requires, capitalized terms shall have the meanings ascribed thereto in Exhibit A.

1.02 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this Agreement include, as appropriate, all genders and the plural as well as the singular, (ii) references to this Agreement include all Exhibits and Schedules hereto, (iii) references to words such as “herein”, “hereof” and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section herein, (iv) references to an Article or Section such as “Article One” or Section 1.01” shall refer to the applicable Article or Section of this Agreement, (v) the term “include” and all variations thereof shall mean “include without limitation”, (vi) the term “or” shall include “and/or”, (vii) the term “proceeds” shall have the meaning ascribed to such term in the UCC, and (viii) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” shall mean “to but excluding”.

1.03 Rule of Construction for Certain Series. In the case of certain Series, the Leases and other Titling Company Assets allocated to such Series are and will be serviced pursuant to the provisions of a separate servicing agreement, in each of which cases, the provisions of this Agreement shall be superseded to the extent set forth in such separate servicing agreement or to the extent the terms of such separate servicing agreement and this Agreement are inconsistent with respect to the servicing of the Titling Company Assets allocated to such Series.

Article II.

ADMINISTRATION AND SERVICING OF LEASES

2.01 Duties of Servicer.

(a) The Servicer shall service, administer and collect under the Leases and in respect of the Leased Vehicles in accordance with this Agreement and shall have full power and authority, acting alone and subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with such servicing, administration and collection that it may reasonably deem necessary or desirable in the interests of the Titling Company. The duties of the Servicer shall include, among other things, in accordance with this Agreement, the Titling Company Agreement and any applicable Series Supplement or Series Servicing Supplement:

(i) performing on behalf of the Titling Company all obligations on the part of the Lessor under the Leases;

Amended and Restated Titling Company Servicing Agreement

(ii) collecting and processing payments, responding to inquiries of Lessees, investigating delinquencies, sending payment statements and reporting tax information to Lessees, paying costs of the sale or other disposition of Leased Vehicles related to Liquidated Leases and paying all state and local personal property, use, excise and sales taxes on the Leased Vehicles (to the extent required to be paid by the Lessor under applicable State law) as and when such taxes become due;

(iii) negotiating with the Lessees of Leases nearing their respective Maturity Dates and arranging for extensions of the related Lease or the sale (to the Lessee, a Dealer or any other Person) or other disposition of the related Leased Vehicle in accordance with the Servicer’s customary practices;

(iv) executing and delivering, in its own name or in the name of the Titling Company, any and all instruments, certificates or other documents necessary or advisable in connection with the servicing or administering of or collecting under the Leases and in respect of the Leased Vehicles, including: (A) bills of sale; (B) applications for originals or duplicates of Certificates of Title in the name of the Titling Company, applications for registrations of Leased Vehicles or license plates, applications for transfers of Certificates of Title or registrations for Leased Vehicles or license plates and any instruments, certificates or other documents which the Servicer deems necessary or advisable to record, maintain or release title to or registration of Leased Vehicles in the manner contemplated hereby; (C) consents, amendments, extensions or modifications to any of the Leases; and (D) all other instruments, certificates or other documents similar to the foregoing;

(v) servicing the Leases, including: (A) accounting for collections and furnishing periodic statements to the Titling Company with respect to distributions as set forth herein or in the applicable Series Supplements or Series Servicing Supplements, (B) generating or causing to be generated federal and state tax information and returns on behalf of the Titling Company and (C) filing periodic sales and use tax or property (real or personal) tax reports;

(vi) in connection with the creation and maintenance of each Series, creating, maintaining and amending the Schedule of Leases and Leased Vehicles, and delivering to the Titling Company and the Administrator, from time to time, as provided in a related Series Servicing Supplement, a Schedule of Leases and Leased Vehicles;

(vii) applying for and maintaining licenses, permits and authorizations on behalf of the Titling Company as required by Section 3.6(f) of the Titling Company Agreement; and

(viii) such other activities as shall be necessary or advisable in connection with the foregoing.

Amended and Restated Titling Company Servicing Agreement

(b) The Servicer shall service, administer and collect with respect to the Leases and the Leased Vehicles using the same degree of care and diligence as (i) NMAC employs in servicing leases and leased vehicles in NMAC’s Portfolio, regardless of whether such leases and leased vehicles are assigned to the Titling Company, or (ii) if NMAC is no longer the Servicer, is customarily exercised by prudent servicers employed to service retail leases of automobiles, sport utility vehicles, minivans or light-duty trucks, as applicable, for themselves or others. The Servicer’s procedures are set forth in the Credit and Collection Policy. The Servicer shall maintain a copy of the Credit and Collection Policy on behalf of the Titling Company and shall promptly incorporate into such copy all material changes thereto.

(c) The Servicer may retain subservicers or agents by agreement, power of attorney or otherwise to assist the Servicer in performing its servicing functions; provided, however, that any delegation of duties to any subservicer or agent shall not relieve the Servicer of any of its obligations hereunder.

(d) The Servicer is authorized to, in its own name or in the name of the Titling Company, commence, defend against or otherwise participate in a Proceeding relating to or involving the protection or enforcement of the interests of the Titling Company, a Holder or a Beneficiary in any Lease, Leased Vehicle or other Titling Company Asset. If the Servicer shall commence, defend against or otherwise participate in a Proceeding in its own name or in the name of the Titling Company, a relevant Holder or a Beneficiary, each such Person shall thereupon be deemed to have automatically assigned its interest in (including legal title to) the related Lease, Leased Vehicle or other Titling Company Assets, as applicable, to the Servicer to the extent necessary for the purposes of such Proceeding. If in any Proceeding it is held that the Servicer may not enforce the rights of the Titling Company, a relevant Holder or a relevant Beneficiary in a Lease, Leased Vehicle or other Titling Company Assets on the grounds that it is not the real party in interest or a holder entitled to enforce such Lease or other relevant document or instrument, the Titling Company shall, at the direction of the Servicer, take steps to enforce the interest of each related entity in such Lease, Leased Vehicle or other Titling Company Assets, including bringing suit in its own name or in the name of any of the foregoing.

(e) The Titling Company shall furnish the Servicer with all powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing, administration and collection duties hereunder and under each applicable Series Supplement or Series Servicing Supplement.

2.02 Records.

(a) Except as otherwise provided in a related Series Servicing Supplement, the Servicer shall maintain accurate and complete accounts, records and computer systems with respect to (i) all funds and other receipts with respect to the Unallocated Assets and the Series Assets, (ii) the Titling Company Assets and (iii) all matters related directly to the servicing of the Leases in each case, as are consistent with the customary servicing procedures of the Servicer. Such accounts, records and computer systems shall indicate the Series to which each Lease, Leased Vehicle or other Titling Company Asset is allocated and reflect the interest of the Related Beneficiary therein. Except where otherwise noted in the definition of “Lease Documents”, the Servicer may maintain each Lease Document as an image, fiche or electronic record rather than in original form. The Servicer shall not be required to physically segregate the Lease Documents and related accounts, records and computer systems from leases, vehicle information and related documentation for other leases, loans or vehicles serviced by the Servicer. The Servicer shall conduct, or cause to be conducted, periodic examinations of a representative sample of the Lease Documents for the Leases and of the related accounts, records and computer systems to verify compliance with the Credit and Collection Policy.

Amended and Restated Titling Company Servicing Agreement

(b) The Servicer shall make available to the Titling Company or its duly authorized representatives, attorneys or auditors the Lease Documents and the related accounts, records and computer systems maintained by the Servicer or any subservicer or agent of the Servicer at such times as the Titling Company shall reasonably instruct.

(c) The Servicer shall promptly report to the Titling Company any material failure on the part of the Servicer to hold or retain possession of the Lease Documents and maintain its accounts, records and computer systems in accordance with the requirements of this Agreement. The Servicer shall promptly take appropriate action to remedy any such failure.

(d) To the extent that the Servicer has Lease Documents in its possession, the Servicer shall hold such Lease Documents, as agent and bailee for the benefit of the Titling Company and all present and future Holders and Beneficiaries.

(e) In the exercise of its duties and powers hereunder, the Servicer may release any Lease Document to or at the direction of the Titling Company or its agent or designee, as the case may be, at such place or places as the Titling Company may designate. The Servicer shall not be responsible for any Loss occasioned by the failure of the Titling Company to return any document or for any delay in doing so.

2.03 Custodial Duties of Servicer. The Servicer shall serve as custodian of the Lease Documents for the benefit of the Titling Company. The Lease Documents are hereby constructively delivered to the Titling Company with respect to each Lease and Leased Vehicle. In its capacity as custodian, the Servicer shall maintain possession of the Lease Documents as agent and bailee for the benefit of the Titling Company and all present and future Holders and Beneficiaries. The Servicer shall hold such Lease Documents (to the extent in tangible form) in the United States and, upon request, shall promptly provide a list of such locations to the requesting Holder or Registered Pledgee.

2.04 Certificates of Title.

(a) In connection with the filing of the application for each Certificate of Title, the Servicer shall arrange for the related Registrar of Titles to issue and deliver to or upon the order of the Servicer a Certificate of Title identifying the Titling Company (or NILT, Inc., as the trustee for the Titling Trust, the predecessor in interest to the Titling Company) as the owner of the related Leased Vehicle. The Certificates of Title shall be held by the Servicer. The Servicer shall direct each Dealer or other entity assigning Leases or causing Leases to be assigned to the Titling Company to cause each Certificate of Title to identify (i) the owner of the Leased Vehicle as “Nissan-Infiniti LT LLC”, or such other designation as may be agreed upon by the Servicer and the Related Beneficiary from time to time that is acceptable to the related Registrar of Titles, and (ii) if Administrative Liens are used, such first lienholder as may be agreed upon by the Servicer and the Related Beneficiary from time to time and that is acceptable to the applicable Registrar of Titles.

Amended and Restated Titling Company Servicing Agreement

(b) Upon transfer to or from the Titling Company of legal title to any Leased Vehicle, the Servicer shall cause all applicable Taxes to be paid and will comply with all applicable federal and State law requirements related to the transfer of title to such Leased Vehicle.

2.05 Initial Funding of Payments to Dealers; Entry into Lease Agreements.

(a) In the ordinary course of its business, NMAC shall maintain or enter into Dealer Agreements with Dealers eligible to generate Eligible Leases. In addition, NMAC may enter into agreements with Manufacturers on behalf of the Titling Company so long as such agreements are Permitted Agreements, pursuant to which the Titling Company may acquire vehicles from time to time and enter into the related Leases. Pursuant to an Assignment Agreement, NMAC shall direct each Dealer (i) to assign to the Titling Company all Eligible Leases and the related Leased Vehicles and (ii) to apply for the Certificates of Title to the Leased Vehicles related to Leases originated by such Dealer to be issued with the name on the Certificate of Title as specified by the Servicer in accordance with Section 2.04. Pursuant to each Assignment Agreement, NMAC will instruct the related Dealer to deliver the applicable Lease Documents to or upon the order of the Servicer. The obligations of the Servicer pursuant to this Section shall survive any partial or complete termination of NMAC as Servicer pursuant to this Agreement.

(b) The Member or, if permitted by the applicable Series Supplement, the Holder of the related Series Certificate, may make Capital Contributions to the Titling Company in the amounts required to pay to the relevant Dealers or Manufacturer the purchase price for Leases and Leased Vehicles that NMAC has caused such Dealers to assign to the Titling Company from time to time pursuant to the Assignment Agreement and the related Dealer Agreements or which the Titling Company has acquired directly from the Manufacturer, respectively. In lieu of paying Capital Contributions to the Titling Company and having the Titling Company pay the Dealers or Manufacturer, the Member or such Holder, as applicable, may, on behalf of the Titling Company, pay or cause to be paid the amounts of such Capital Contributions directly to the Dealers or Manufacturer to whom payment is due.

2.06 Servicer’s Representation Regarding Titles; Purchase Option.

(a) The Servicer hereby represents and warrants to the other parties hereto and the parties to the Titling Company Agreement that, as to each Lease and the related Leased Vehicle, that the Servicer has satisfied, or has directed the related Dealer or other entity, as applicable, to satisfy, the provisions of Section 2.04 with respect to such Lease and the application for the related Certificate of Title. The Titling Company shall rely on such representation and warranty in accepting each Lease and Leased Vehicle. Such representation and warranty shall survive the transfer of each Lease and the related Leased Vehicle, and delivery of the related Lease Documents to the Titling Company pursuant to the Titling Company Agreement and this Agreement.

Amended and Restated Titling Company Servicing Agreement

(b) Notwithstanding the foregoing, the Servicer may purchase a Matured Vehicle at any time. If such Leased Vehicle is allocated to (i) the Unallocated Assets, the purchase price shall equal the net book value of such Lease as of the related Maturity Date or (ii) a Series, the purchase price shall be determined as set forth in the related Series Servicing Supplement.

2.07 Collections, Security Deposits and Other Receipts.

(a) The Servicer shall use commercially reasonable efforts to (i) collect all payments required under each Lease and (ii) cause each Lessee to make all payments required under its Lease. Consistent with the foregoing, unless otherwise specified in a Series Servicing Supplement, the Servicer may in its discretion waive any Administrative Charges, in whole or in part, in connection with delinquent payments on a Lease. The Servicer shall account to the Titling Company for the Titling Company Assets related to each Series separately in accordance with this Agreement, the Titling Company Agreement and the related Series Servicing Supplement or Series Supplement.

(b) To the extent required by a related Series Supplement or Series Servicing Supplement, the Servicer shall transfer from the related Collection Account such funds as are required to be so transferred in connection with any Titling Company Asset Transfer.

(c) With respect to any Collections received by the Servicer:

(i) Within two Business Days after receiving any check or other receipt related to a Lease, the Servicer shall enter into its computer system the following information, to the extent available: (A) the amount of the receipt, (B) the lease number to which such receipt relates, (C) the nature of the payment, (D) the date of receipt of such payment and (E) if applicable, the Series to which such Lease has been allocated (collectively, the “Payment Information”).

(ii) As to any such funds received by the Servicer for which the Servicer does not have all Payment Information, the Servicer shall enter into its computer system all available Payment Information and use its commercially reasonable efforts to obtain all missing Payment Information as soon as practicable and shall enter the remaining Payment Information into its computer system upon receipt thereof.

(iii) The Servicer shall cause the portions of the Administrative Charge representing allocations of taxes to pay all such amounts as are contemplated by the related Lease.

(iv) By the later of the close of business on (A) the second Business Day after identification or (B) the day on which all related Payment Information is received by the Servicer, the Servicer shall, except as otherwise provided in a related Series Servicing Supplement, either (1) deposit into the related Collection Account all such funds other than (x) Administrative Charges and (y) Disposition Expenses, Liquidation Expenses and Insurance Expenses to be reimbursed to the Servicer pursuant to Section 2.11, or (2) appropriately segregate and designate such funds on its records, pending application thereof pursuant to this Agreement.

Amended and Restated Titling Company Servicing Agreement

(d) With respect to Security Deposits:

(i) Subject to Section 6.01(b), the Servicer shall treat all Security Deposits remitted to it (or deemed remitted to it) in accordance with its customary servicing procedures as agent, custodian and bailee for the Titling Company and as proceeds of the Leases, pending application of the proceeds thereof pursuant to clause (ii) below.

(ii) The Servicer shall apply the proceeds of each Security Deposit in accordance with applicable law and the terms of the related Lease, including payment of shortfalls resulting from the related Lessee’s default or failure to make payments required by the related lease or from damage to the related Leased Vehicle. Upon termination of a Lease, the Servicer shall return to the related Lessee any portion of the related Security Deposit remaining after deducting any amounts permitted under applicable law and the related Lease. To the extent permitted by applicable law and the related Lease, if a Lease becomes a Liquidated Lease, then the related Security Deposit shall become Liquidation Proceeds, which the Servicer shall apply (net of any Liquidation Expenses) to amounts owed by the related Lessee under such Lease.

(iii) The Servicer shall not be required to segregate Security Deposits from its own funds (except as otherwise required by applicable law). Any income earned from any investment on the Security Deposits by the Servicer shall be for the account of the Servicer as additional compensation (except as otherwise required by applicable law).

(e) With respect to any other funds received by the Servicer related to any Titling Company Asset, upon receipt the Servicer shall either (i) deposit such funds to the related Collection Account or (ii) appropriately segregate and designate such funds on its records, pending application thereof pursuant to this Agreement.

(f) The Servicer shall from time to time, in accordance with the Titling Company Agreement or an applicable Series Supplement or Series Servicing Supplement, (i) identify and allocate on the books and records of the Titling Company certain Leases and Leased Vehicles into one or more Series, either upon the initial creation of such Series or periodically following its creation, and (ii) direct the Titling Company to transfer periodically from and to the related Company Accounts and Series Accounts, as applicable, (A) such funds as are provided for in such Series Supplement or Series Servicing Supplement in connection with any Titling Company Asset Transfer and (B) such Series’ appropriate share of the Liabilities of the Titling Company, as determined in accordance with the Titling Company Agreement and such Series Supplement or Series Servicing Supplement.

Amended and Restated Titling Company Servicing Agreement

2.08 Settlement of Accounts.

(a) The Servicer shall prepare and deliver (i) with respect to any Series, to the related Holders and any Registered Pledgee of such Series, the reports required and at the times required in the related Series Servicing Supplement and (ii) with respect to the Unallocated Assets, any reports reasonably requested by the Member.

(b) The Servicer shall, as and when required in connection with the Titling Company Agreement or any Series Supplement, Series Servicing Supplement or Securitized Financing, transfer the amounts from and to the designated accounts or recipients as required pursuant to the foregoing.

2.09 Servicing Compensation.

(a) As compensation for the performance of its obligations under this Agreement, and subject to any applicable Series Servicing Supplement, the Servicer shall be entitled to receive with respect to (i) the Unallocated Assets, a servicing fee agreed to from time to time between the Member and the Servicer, and (ii) a Series, such servicing fee and such additional compensation as may be provided for in the related Series Servicing Supplement. The servicing compensation for any Titling Company Assets allocated to a Series or with respect to Unallocated Assets shall be calculated based only on such Titling Company Assets so allocated or the Unallocated Assets, respectively, and shall be deemed to be an expense incurred only with respect to such Series or the Unallocated Assets, as the case may be.

(b) Unless otherwise provided in a Series Servicing Supplement, the Servicer shall be entitled to additional servicing compensation with respect to the related Titling Company Assets in the form of Administrative Charges to the extent not required for the payment of insurance premiums, taxes or similar charges allocable to the Leases.

2.10 Servicing Expenses and Reimbursement. Subject to any applicable Series Servicing Supplement, the Servicer shall pay all expenses incurred by it in connection with its servicing activities and shall not be entitled to reimbursement of such expenses except for unpaid Disposition Expenses, Insurance Expenses, Liquidation Expenses and Reimbursable Expenses. The Servicer shall advance Insurance Expenses, Disposition Expenses, Liquidation Expenses and Reimbursable Expenses to the extent required to service the related Titling Company Assets. The Servicer shall be entitled to be reimbursed for Insurance Expenses, Disposition Expenses and Liquidation Expenses to which it is entitled by depositing only Net Insurance Proceeds, Net Auction Proceeds and Net Liquidation Proceeds to the related Collection Account or by appropriately segregating and designating such funds on its records, pending application thereof.

2.11 Repossession, Recovery and Sale of Leased Vehicles.

(a) Subject to Section 2.11(b), the Servicer shall use commercially reasonable efforts to sell or otherwise dispose of any Matured Vehicle not purchased by the Lessee and to repossess or recover and sell or otherwise dispose of any Liquidated Vehicle. In accordance with the foregoing standards, the Servicer shall follow such practices and procedures as are consistent with the standards set forth in Section 2.01(b), which may include, but is not limited to, (i) engaging in self-help repossession to the

Amended and Restated Titling Company Servicing Agreement

extent permitted under applicable law, (ii) exercising reasonable efforts to realize upon Dealer Recourse, (iii) re-leasing a Leased Vehicle or consigning a Leased Vehicle for resale, re-lease or other use for consideration (to the extent permitted by applicable law), (iv) selling a Leased Vehicle at public or private sale in a commercially reasonable manner or (v) commencing and prosecuting Proceedings with respect to such Lease or the related Leased Vehicle, in each case in compliance with the related Lease and all applicable laws.

(b) The Servicer shall not be required to expend its own funds in repairing a Leased Vehicle that has been damaged unless the Servicer shall reasonably determine that such expenditure is likely to enhance Net Auction Proceeds or Net Liquidation Proceeds, as applicable. The Servicer shall expend funds in connection with the repossession, recovery or sale of any Leased Vehicle (and such expense shall be deemed a Liquidation Expense) only to the extent that it reasonably determines that anticipated Liquidation Expenses will not exceed anticipated Liquidation Proceeds. Except as otherwise provided in the related Series Servicing Supplement, the Servicer shall be reimbursed for Disposition Expenses and Liquidation Expenses as provided in Section 2.10. The Titling Company shall grant to the Servicer a Leased Vehicle Power of Attorney, and the Servicer, as “Grantee” thereunder, with full power of substitution, shall give prompt notice to the Titling Company upon any such substitution.

2.12 Servicer to Act on Behalf of Titling Company.

(a) The Servicer shall be deemed to have received proper instructions with respect to any of the books and records relating to the Titling Company Assets, including any Lease Document, upon receipt of written instructions by a Responsible Officer of the Titling Company or the Titling Company Registrar. A certified copy of a bylaw or a Board Resolution of the Titling Company or the Titling Company Registrar, as applicable, shall constitute conclusive evidence of the authority of any such Responsible Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Titling Company or the Titling Company Registrar.

(b) The Servicer shall identify from time to time all (i) periodic sales and use tax, income or franchise tax or property (real or personal) tax reports for the Titling Company, (ii) periodic renewals of licenses and permits, (iii) periodic renewals of qualifications to do business and (iv) other periodic governmental filings, returns, registrations or approvals (collectively, “Filings”) arising with respect to or required of the Titling Company, including (in the case of clauses (ii) and (iv)) such licenses, permits and other Filings as are required for the Titling Company, to accept assignments of Leases or Leased Vehicles and to be identified and maintained as the owner of the Leased Vehicles on the related Certificates of Title, as contemplated by Sections 2.04 and 2.05(a). The Servicer shall also identify any surety bonds or other ancillary undertakings required of the Titling Company in respect of any Filing. The Servicer, with, to the extent applicable, the cooperation of the Member or the Titling Company, shall timely prepare and file or cause to be filed, with the appropriate Person each Filing and each such ancillary undertaking, and shall pay any and all fees, Taxes or expenses required to be paid in connection with the foregoing. The Servicer shall provide to the Titling Company a copy of each such Filing or undertaking upon request, other than Consolidated Tax Filings. In connection with this Section, the Titling Company shall grant to the Servicer such authority, including any necessary power of attorney (including a Filings Power of Attorney), as it may require to effect each such Filing or ancillary undertaking. If the Servicer receives notice, or has actual knowledge, of material non-compliance with any Filing requirement, it shall promptly so notify the Titling Company.

Amended and Restated Titling Company Servicing Agreement

2.13 Liability of Servicer; Indemnities.

(a) The Servicer shall be liable under this Agreement only to the extent of the obligations specifically undertaken by it and shall have no other obligations or liabilities hereunder.

(b) The Servicer shall indemnify, defend and hold harmless the following parties:

(i) the Titling Company, the Titling Company Registrar, the Beneficiaries, the Holders and any Registered Pledgees, and their respective officers, directors, shareholders, Affiliates, employees and agents (each, an “Indemnified Person”), from and against any and all Losses arising out of or resulting from the use or operation of any Leased Vehicle by the Servicer or any Affiliate thereof;

(ii) the Titling Company, the Titling Company Registrar, the Beneficiaries, the Holders and any Registered Pledgees from and against any and all Losses to the extent that such Losses arose out of, or were imposed upon, such Persons by reason of the performance by the Servicer of its duties under this Agreement, the Titling Company Agreement or a Series Servicing Supplement (excluding credit and residual Losses) or by reason of its disregard of its obligations and duties hereunder or thereunder;

(iii) the Titling Company and the Titling Company Registrar from and against any Taxes that may at any time be asserted against the Titling Company, or the Titling Company Registrar with respect to the transactions contemplated by this Agreement, the Titling Company Agreement or a Series Servicing Supplement (other than Taxes based on income payable to such Persons hereunder and thereunder), including any sales, gross receipts, general corporation, tangible personal property, privilege or license Taxes and costs and expenses in defending against the same; and

(iv) the Titling Company Registrar from and against all Losses arising out of or incurred in connection with their acceptance or performance of the trusts and duties contained in this Agreement, a Series Servicing Supplement or any other Titling Company Document, except to the extent that any such Loss (A) is due to the willful misconduct, bad faith or negligence (except for good faith errors in judgment) of the Titling Company Registrar, (B) arises from the material breach by the Titling Company Registrar of any of its obligations, representations or warranties in this Agreement or a Series Servicing Supplement or (C) arises out of or is incurred in connection with the performance by the Titling Company Registrar of the duties of Successor Servicer hereunder.

Amended and Restated Titling Company Servicing Agreement

(c) If the Servicer has made any indemnity payment pursuant to this Section, it shall be a condition of such payment that if the recipient thereafter collects from the Titling Company, the Titling Company Assets or third parties any amounts with respect to which the Servicer has made an indemnity payment to the recipient hereunder, the Servicer shall be entitled to be reimbursed by the recipient to the extent of such amounts collected, without interest.

(d) The obligations of the Servicer under this Section shall survive (i) any transaction described in Section 5.04 and any acts, occurrences or transactions related thereto whether arising before or after the date of such transaction, (ii) the resignation or removal of the Servicer and (iii) the termination of this Agreement, any related Series Servicing Supplement and the other Titling Company Documents.

2.14 Third Party Claims. The Servicer shall immediately notify the Member, each Related Beneficiary, each related Holder and the Titling Company Registrar, upon learning of a Claim or Lien of whatever kind of a third party that would be likely to have a material adverse impact (not reasonably expected to be covered by insurance) on the Titling Company, any Series or any Titling Company Assets allocated to a particular Series. The Servicer shall be responsible for the defense of any Claim against the Titling Company arising pursuant to or in connection with a Claim or Proceeding (i) contemplated by Sections 2.13(b)(i), (ii) and (iii), subject to the qualifications described therein, (ii) originally commenced by the Servicer to enforce a Lease or (iii) with respect to the servicing of a Lease. If the Servicer is responsible for the defense of such a Proceeding or Claim, the Servicer will provide such information with respect thereto as is reasonably requested by the Member, a Related Beneficiary, a related Holder (including any Registered Pledgees entitled to such information) or the Titling Company, as applicable.

2.15 Insurance.

(a) At the inception of each Lease, the Servicer shall (i) require each Lessee to execute and deliver to the Servicer, on behalf of the Titling Company, an Agreement to Provide Insurance and (ii) in States where so required by the issuer of the Contingent and Excess Liability Insurance Policy, obtain confirmation of the issuance to the Lessee of automotive liability insurance meeting the requirements of such issuer. If a Lessee fails to obtain or maintain required insurance, the Servicer may deem the related Lease to be in default, and the Servicer shall determine whether to repossess or recover the related Leased Vehicle in accordance with Section 2.11 or otherwise to seek enforcement of such Lease.

(b) The Servicer will maintain and pay when due all premiums with respect to, and the Servicer may not terminate or cause the termination of, the Contingent and Excess Liability Insurance Policy unless a replacement insurance policy or policies is obtained providing coverage against third party claims that may be raised against the Titling Company and, except as otherwise provided in a Series Servicing Supplement relating to a Securitized Financing, against any trust created in connection with such Securitized Financing that issues securities, in each case with respect to any Leased Vehicle (or, in the case of any such securitization trust, against the Leased Vehicles allocated to the related Series), in an amount at least equal to $1 million combined single limit per occurrence and excess coverage of $15 million combined single limit each occurrence without limit on the number of occurrences in any policy period (which policy or policies may be a blanket insurance policy or policies covering the Servicer and one or more of its Affiliates) or such other amount required in a Series Servicing

Amended and Restated Titling Company Servicing Agreement

Supplement relating to a Securitized Financing. On or before March 31 of each year, commencing March 31, 2001, the Servicer shall provide to the Titling Company an Officer’s Certificate certifying that the Insurance Policy the Servicer is required to maintain pursuant to this Section is in full force and effect. The obligations of the Servicer pursuant to this Section with respect to the Titling Company Assets shall survive any termination of the Servicer’s other obligations under this Agreement until such time as Claims can no longer be brought which would be covered by such policies, whether as a result of the expiration of relevant statutes of limitations or otherwise.

Article III.

STATEMENTS AND REPORTS

3.01 Reporting by the Servicer; Delivery of Certain Documentation.

(a) The Servicer shall deliver to the Titling Company, each Beneficiary and each Holder (including any Registered Pledgee entitled thereto) a Settlement Statement for the related Collection Period as and to the extent required by the related Series Servicing Supplement or, with respect to the Unallocated Assets, a settlement statement in form and substance as agreed between the Servicer and the Member.

(b) The Servicer shall provide the reports, information and other deliverables with respect to each Series to the Persons, in the manner and at the times required by the related Series Servicing Supplement or, with respect to the Unallocated Assets, as agreed between the Servicer and the Member.

Article IV.

SERVICER DEFAULTS

4.01 Servicer Defaults; Termination of Servicer.

(a) The Servicer may be terminated and replaced with respect to any Series as set forth in, and in accordance with the provisions of, the related Series Servicing Supplement.

(b) The Member may terminate NMAC as servicer of the Unallocated Assets upon any material breach by the Servicer of its obligations under this Agreement (any such breach, a “Servicer Default”); provided, however, that upon any such termination, the Servicer shall continue to perform its functions as Servicer of the Unallocated Assets and the Titling Company until a Successor Servicer assumes servicing responsibilities hereunder. All reasonable costs and expenses incurred in connection with transferring the servicing of the related Leases and Leased Vehicles to the Successor Servicer and amending this Agreement to reflect such succession as Servicer shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

(c) In the event of the partial termination of any, but not all, of the Servicer’s rights and powers hereunder, the Servicer (shall continue to service, administer and collect Leases and Leased Vehicles in unaffected Series and shall have the right to receive servicing compensation in accordance with the related Series Servicing Supplement with respect to all such unaffected Series.

Amended and Restated Titling Company Servicing Agreement

(d) Any compensation payable to a Successor Servicer may not be in excess of that permitted the predecessor Servicer unless the related Holders bear such excess costs exclusively.

4.02 No Effect on Other Parties. Upon any complete or partial termination of the rights and powers of the Servicer pursuant to Section 6.01 or upon any appointment of a Successor Servicer with respect to all or a portion of the Titling Company Assets, all rights, powers, duties and obligations of the Titling Company under this Agreement or any other Titling Company Document shall remain in full force and effect, except as otherwise expressly provided in this Agreement or in any other Titling Company Document.

Article V.

THE SERVICER

5.01 Representations and Warranties. As of the date hereof, the Servicer makes the following representations and warranties with respect to each Series to the Titling Company, each Related Beneficiary and each Holder:

(a) Organization and Good Standing. The Servicer is duly formed, validly existing, and in good standing under the laws of its state of formation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has power, authority and legal right to acquire, own, sell and service the Leases and the Leased Vehicles and to serve as custodian hereunder, except where failure to do so will not have a material adverse effect on the Servicer’s ability to perform its obligations under this Agreement.

(b) Due Qualification. The Servicer is duly qualified to do business as a foreign company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Leases and Leased Vehicles as required by this Agreement) requires such qualifications except when the failure to have any such license, approval or qualification would not be likely to have a material adverse effect on the condition, financial or otherwise, of the Servicer or would not be likely to have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement.

(c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary organizational action.

(d) Binding Obligation. This Agreement has been duly executed and delivered by the Servicer and constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity or public policy, regardless of whether such enforceability shall be considered in a proceeding in equity or in law.

Amended and Restated Titling Company Servicing Agreement

(e) No Violation. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the organizational documents of the Servicer, (ii) conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any material indenture, agreement or other instrument to which the Servicer is a party or by which it is bound, (iii) result in the creation or imposition of any material lien upon any properties of the Servicer pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement or a related Series Servicing Supplement) or (iv) violate any law or any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties, in each case which breach, default, conflict, lien or violation would be likely to have a material adverse effect on the financial condition of the Servicer.

(f) No Proceedings. There are no Proceedings in which the Servicer has been served, or to the Servicer’s knowledge, Proceedings which are pending or threatened, in each case, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer: (i) asserting the invalidity of this Agreement; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; (iii) seeking any determination or ruling that would be likely to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement; or (iv) relating to the Servicer and that would be likely to adversely affect the federal income tax attributes of the Titling Company or any Series.

(g) Permits, Licenses, Approvals, Consents. The Servicer has obtained any and all permits, licenses, approvals, orders and consents of and made all necessary registrations with, each Governmental Authority and each other Person required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

5.02 Limitation on Liability of Servicer.

(a) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Titling Company, the Titling Company Registrar, any Beneficiary, any Holder, any Registered Pledgee or any third party beneficiary of this Agreement or any other Titling Company Document, except as otherwise provided in the applicable Titling Company Document, for any action taken or for refraining from the taking of any action pursuant to this Agreement or any other Titling Company Document, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such individual against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties under this Agreement or any other Titling Company Document.

Amended and Restated Titling Company Servicing Agreement

(b) Except as otherwise provided in this Agreement or any other Titling Company Document, the Servicer shall not be under any obligation to appear in, prosecute or defend any Proceeding not incidental to its duties to service the Leases in accordance with this Agreement, and that in its opinion may involve it in any Liability; provided, however, that the Servicer may undertake any reasonable action it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Titling Company, and any reasonable expense related to any such undertaking by the Servicer shall be a Reimbursable Expense.

(c) The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement or any other Titling Company Document.

5.03 Merger.

(a) The Servicer shall not consolidate with or merge into any other entity or convey, transfer or lease all or substantially all of its assets as an entirety to any Person unless (i) the entity formed by such consolidation or into which the Servicer is to be merged or the Person that is to acquire by conveyance, transfer or lease all or substantially all of the assets of the Servicer as an entirety (A) is an entity organized and existing under the laws of the United States or any State and (B) either executes and delivers to the Titling Company an agreement, containing an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement and the other Titling Company Documents or will be so bound by operation of law or (ii) the Servicer will be the surviving entity resulting from such consolidation or merger.

(b) Any Person (i) into which the Servicer may be merged or consolidated, (ii) that may result from any merger, conversion or consolidation to which the Servicer shall be a party, (iii) that may succeed to all or substantially all of the business of the Servicer or (iv) more than 50% of the voting interests of which is directly or indirectly owned by NMAC or any Affiliate thereof and that is otherwise servicing motor vehicle leases or retail installment sale contracts, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under the Titling Company Documents, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section to the Titling Company, the Titling Company Registrar and each Holder and Registered Pledgee. The Servicer may appoint one or more nominees to hold title to any or all of the Titling Company Assets in the name of such nominee title holder for the sole and exclusive benefit of the Titling Company and, upon the appointment of such a nominee title holder, the Titling Company on behalf of the Titling Company, as applicable, shall transfer title to all or such portion of the Titling Company Assets as directed by the Servicer.

Amended and Restated Titling Company Servicing Agreement

5.04 Servicer Not to Resign; Assignment.

(a) Except as provided in Section 4.01 or 6.01, the Servicer shall not resign from the duties and obligations imposed on it hereby as Servicer except upon a determination by its Board of Directors that by reason of a change in applicable law, the continued performance by the Servicer of its duties as Servicer under this Agreement would cause it to be in violation of such applicable law in a manner that would be likely to result in a material adverse effect on the Servicer or its financial condition, such determination to be evidenced by the delivery to the Titling Company of a Board Resolution to such effect. No such resignation shall become effective until the date upon which the Servicer becomes unable to act as Servicer, as specified in such notice, unless a Successor Servicer has assumed the duties of the Servicer hereunder. If the Servicer is so required to resign, the Servicer shall assist the Titling Company in finding a Successor Servicer, which Person shall enter into a new servicing agreement with the Titling Company, which satisfies the requirements of each Series Servicing Supplement, if any.

(b) The Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder; provided, however, that the Servicer may assign this Agreement in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with Section 5.03.

(c) Except as otherwise provided in this Section, the duties and obligations of the Servicer under this Agreement shall continue until the Servicer is replaced pursuant to Section 4.01 or until this Agreement shall have been terminated as provided in Section 6.01 and shall survive the exercise by the Titling Company of any right or remedy under this Agreement or the enforcement by the Titling Company of any provision of the other Titling Company Documents.

Article VI.

MISCELLANEOUS

6.01 Termination of Agreement; Transfer of Servicing Materials to Successor Servicer.

(a) This Agreement shall terminate, completely or in part with respect to one or more Series, upon the earlier of (i) the dissolution of the Titling Company, (ii) with respect to the Servicer, but not as to the applicable Successor Servicer, the discharge of the Servicer in accordance with the terms of this Agreement (completely or with regard to any of (A) the Servicer’s obligation to cause the assignment of Leases, Leased Vehicles and related Titling Company Assets to the Titling Company or (B) the Servicer’s servicing obligations with regard to one or more Series) or (iii) the mutual written determination of the parties hereto (completely or in any part as set forth in clause (ii) above). Upon any termination of the Servicer’s servicing obligations hereunder with regard to any Series, upon payment of all amounts due to the Servicer hereunder with respect to such Series (including related accrued Servicing Fees and

Amended and Restated Titling Company Servicing Agreement

additional servicing compensation payable in respect of such Series and reimbursement of any advances), the Servicer shall pay to or upon the order of the Titling Company or any other Person entitled thereto all monies held by the Servicer on behalf of the Titling Company with respect to such Series. Any termination of the Servicer with respect to one Series shall not thereby effect a termination of the Servicer with respect to any other Series in existence at the time of such termination.

(b) If the rights of the Servicer are terminated hereunder with regard to the Unallocated Assets or any Series, the Servicer shall, upon demand of the Titling Company, deliver to the Titling Company or the applicable Successor Servicer copies of all books and records necessary for the servicing of the related Leases and Leased Vehicles, all monies collected by it and required to be deposited in any Company Account, Series Account or other account relating to the Series (including the transfer of applicable Security Deposits being held by the Servicer), and any related Leased Vehicle in its possession that has been repossessed or recovered and is part of Matured Vehicle Inventory and in either case has not yet been sold or otherwise disposed of pursuant to this Agreement. In addition, the Servicer shall use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the applicable Leases to the Successor Servicer. As promptly as practicable, the Servicer shall provide to the Successor Servicer a current computer tape containing all information required for the servicing of such Leases, together with documentation containing any and all information necessary for use of such computer tape.

6.02 Amendment.

(a) Subject to Section 6.02(b), this Agreement may be amended as it relates to (i) the Titling Company, by written agreement among the Titling Company, the Member, the Servicer and any additional Persons required by any Series Servicing Supplement or (ii) a particular Series, by one or more Series Servicing Supplements among the Titling Company, the Member, the Servicer and any additional Persons required by the related Series Servicing Supplement. A Series Servicing Supplement may provide, among other things, for further specific servicing obligations with respect to the related Series. Such Series Servicing Supplements may permit the termination of this Agreement insofar as it applies to the related Series, upon the terms and conditions set forth therein; provided, that no Series Servicing Supplement shall be effective to authorize or effect the termination of this Agreement insofar as it relates to the Unallocated Assets or any other Series.

(b) This Agreement may be amended at any time by the Member, the Titling Company and the Servicer, without the consent of any Holder or other Beneficiary, (i) to (A) cure any ambiguity, (B) correct or supplement any provision herein that may be inconsistent with any other provision herein, (C) add any provision that provides additional rights to the Holders or (D) ensure that none of the Titling Company, the Beneficiaries or the Holders is classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; provided, in each case, that such amendment will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of any Holder or (ii) for any other purpose, provided that an Opinion of Counsel is delivered to the Titling Company and the Titling Company Registrar to the effect that such amendment or supplement will not materially and adversely affect the interest of any Holder.

Amended and Restated Titling Company Servicing Agreement

(c) Any amendment or supplement effected contrary to the provisions of this Section shall be void.

6.03 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

6.04 Relationship of this Agreement to Other Titling Company Documents. Unless the context otherwise requires, this Agreement and the other Titling Company Documents shall be interpreted so as to give full effect to all provisions hereof and thereof. The provisions of this Agreement supersede the servicing provisions of the Titling Company Agreement. In the event of any actual conflict between the provisions of this Agreement and (i) the Titling Company Agreement, with respect to the servicing of any Titling Company Assets, the provisions of this Agreement shall prevail and (ii) any Series Servicing Supplement with respect to the servicing of any Series Assets, the provisions of such Series Servicing Supplement shall control with respect to the related Series.

6.05 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or electronically by email (if an email address is provided), and addressed in each case as follows: (i) if to the Servicer, at One Nissan Way, Franklin, Tennessee 37067 (email: doug.gwin@nissan-usa.com), Attention: Douglas Gwin; (ii) if to the Titling Company Registrar, at 190 South LaSalle Street, 7th Floor, Chicago, IL 60603 (email: brian.kozack@usbank.com), Attention: Nissan-Infiniti LT LLC (iii) if to the Titling Company, at One Nissan Way, Franklin, Tennessee 37067 (email: doug.gwin@nissan-usa.com), Attention: Douglas Gwin; (iv) if to the Member, at One Nissan Way, Franklin, Tennessee 37067 (email: doug.gwin@nissan-usa.com), Attention: Douglas Gwin; or (v) at such other address as shall be designated by any of the foregoing in a written notice to the other parties hereto. Delivery shall occur only when delivered by hand or, in the case of mail or email, upon actual receipt or reported tender of such communication by an officer of the intended recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

6.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any Series Servicing Supplement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement, as supplemented or amended, and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or any Series Servicing Supplement.

Amended and Restated Titling Company Servicing Agreement

6.07 Inspection and Audit Rights. The Servicer agrees that, on reasonable prior notice, but subject to any limitations set forth in any Series Servicing Supplement or Securitized Financing, it will permit any representative or designee of the Titling Company Registrar, the Member or Registered Pledgee during the normal business hours of the Servicer, to examine all books of account, records, reports and other papers of the Servicer relating to the Titling Company Assets, to make copies and extracts therefrom, to cause such books to be audited by Independent Accountants selected by the Titling Company Registrar, Member or Registered Pledgee, as applicable, and to discuss the affairs, finances and accounts related to the Titling Company Assets with its officers and employees, all at such reasonable times and as often as may be reasonably requested. Such rights shall include, but shall not be limited to, any offsite storage facilities at which any data (including, without limitation, computerized records), together with all operating software and appropriate documentation, may be held. The Titling Company Registrar, the Member and each Registered Pledgee agree to keep confidential all confidential information of the Servicer acquired during any such examination as if such information were its own confidential information, except to the extent necessary for the purposes of this Agreement or the enforcement thereof.

6.08 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

6.09 Table of Contents and Headings. The Table of Contents and Article and Section headings herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

6.11 Further Assurances. Each party shall take such acts, and execute and deliver to any other party such additional documents or instruments as may be reasonably requested in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

6.12 Third-Party Beneficiaries. The related Beneficiary, the related Holders and any other Person designated as a third party beneficiary in a Series Servicing Supplement shall be third party beneficiaries of this Agreement as supplemented by such Series Servicing Supplement. Except as otherwise provided in this Agreement or a Series Servicing Supplement, no other Person shall have any rights hereunder.

6.13 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege under this Agreement or any Series Servicing Supplement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement and any Series Servicing Supplement are cumulative and not exhaustive of any rights, remedies, powers or privileges provided at law, in equity or otherwise.

Amended and Restated Titling Company Servicing Agreement

6.14 No Petition. Each of the parties hereto covenants and agrees that prior to the date that is one year and one day after the date on which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Titling Company, the Member, any Special Purpose Affiliate, any Beneficiary, any general partner of a Beneficiary or of a Special Purpose Affiliate that is a partnership, any member of a Beneficiary or of a Special Purpose Affiliate (or any of their respective general partners) that is a limited liability company or any trustee of a Beneficiary or of a Special Purpose Affiliate which is a trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or State bankruptcy or similar law. This Section shall survive the complete or partial termination of this Agreement or the complete or partial resignation or removal of the Servicer.

6.15 Amendment and Restatement. This amendment and restatement of the Trust Servicing Agreement shall not effectuate a novation or extinguishment of the obligations outstanding under the Trust Servicing Agreement, but rather are an amendment and restatement of certain terms governing such obligations. As of the Conversion Date, all obligations outstanding under the Trust Servicing Agreement shall remain outstanding obligations hereunder subject to the terms of this Agreement.

Amended and Restated Titling Company Servicing Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

NISSAN-INFINITI LT LLC

By:	/s/ Douglas E. Gwin, Jr.
Name: Douglas E. Gwin, Jr.
Title: Assistant Treasurer

NILT LLC, as Member

By:	/s/ Douglas E. Gwin, Jr.
Name: Douglas E. Gwin, Jr.
Title: Assistant Treasurer

NISSAN MOTOR ACCEPTANCE COMPANY LLC, as Servicer

By:	/s/ Douglas E. Gwin, Jr.
Name: Douglas E. Gwin, Jr.
Title: Assistant Treasurer

Amended and Restated Titling Company Servicing Agreement

EXHIBIT A

DEFINITIONS

“Accountant” means a firm of public accountants of nationally recognized standing.

“Administrative Charge” means, with respect to any Lease, any payment (whether or not part of the fixed monthly payment) payable to the related Lessor representing a late payment fee, a disposition fee, an extension fee, an excess mileage fee, an allocation to the related Lessee of insurance premiums, sales, personal property or excise taxes or any other similar charge.

“Administrative Lien” means a first lien upon any Certificate of Title deemed necessary and useful by the Servicer or by the Member and the Servicer solely to provide for delivery of title documentation to the Titling Company or the Servicer, as its designee.

“Administrator” means NMAC, as administrator of the Titling Company under the Titling Company Agreement.

“Affiliate” of any Person means any other Person that (i) directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan) or (ii) is an officer, director, member or partner of such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” another Person if such other Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, members or managing partners of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” means this Servicing Agreement, as amended or supplemented from time to time; provided, however, that except as otherwise provided therein, a supplement hereto with respect to a Series (including the Unallocated Assets Series) will only supplement this Servicing Agreement as it relates to such Series.

“Agreement to Provide Insurance” means the agreement of such name required to be executed by each Lessee as a condition to its Lease in accordance with the Credit and Collection Policy, or any successor to such agreement (including any provision in the related Lease that requires such Lessee to provide insurance covering the related Leased Vehicle).

“Assignment Agreement” means an agreement between NMAC (or another finance company) and the Titling Company pursuant to which NMAC (or such finance company) assigns to the Titling Company its rights under each Dealer Agreement described therein.

“Assignment Date” means, with respect to any Lease or Leased Vehicle, the date such Lease or Leased Vehicle is transferred to the Titling Company.

“Auction Proceeds” means, with respect to a Collection Period, all amounts received by the Servicer in connection with the sale or disposition of any Vehicle which is sold at auction or otherwise disposed of by the Servicer during such Collection Period, other than Insurance Proceeds.

“Beneficiaries” means, collectively, the Related Beneficiaries of all Series, and “Beneficiary” means any of such Beneficiaries.

“Board Resolution” means, with respect to any Person (which, in the case of a partnership, shall be its managing general partner or, if there is no managing general partner, any general partner thereof and in the case of a trust shall be its beneficiary), a copy of a resolution certified by its Secretary or an Assistant Secretary to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification and delivered to the entity to which such resolution is required to be delivered.

“Business Day” has the meaning set forth in the Titling Company Agreement.

“Capital Contribution” means any capital contribution to the Titling Company (or any Series thereof) made by a Beneficiary, the Servicer, the Member or any of their respective Affiliates.

“Certificate of Title” means a certificate of title or other evidence of ownership of a Leased Vehicle issued by the Registrar of Titles in the jurisdiction in which such Leased Vehicle is registered.

“Claims” means all liabilities, claims and expenses (including reasonable legal and other professional fees and expenses).

“Collection Account” means (i) with respect to the Unallocated Assets, the account identified as the “Collection Account” by the Member and (ii) with respect to a Series, the Collection Account established and maintained with respect to a Series pursuant to the related Series Supplement.

“Collection Account Balance” means, with respect to each Collection Account, as of any date, the balance on deposit in such Collection Account as of the close of business on the immediately preceding Business Day.

“Collection Period” means, except as otherwise provided in the Series Servicing Supplement relating to a Series, each calendar month.

“Collections” means, with respect to any Collection Period and Series, all collections received on or with respect to the related Leases and Leased Vehicles in respect of such Collection Period, including the following: (i) Monthly Payments (including Payments Ahead when received), Payoffs, Administrative Charges and any other payments under the Leases; (ii) Net Auction Proceeds; (iii) Net Liquidation Proceeds not included in Net Auction Proceeds; (iv) any Net Insurance Proceeds; and (iv) any proceeds of Dealer Recourse.

“Consolidated Tax Filings” means periodic sales and use tax, income or franchise tax or property (real or personal) tax reports for the Titling Company prepared for Nissan North America, Inc. or NMAC and their respective Affiliates on a consolidated basis.

“Contingent and Excess Liability Insurance Policy” means all contingent, excess or umbrella policies from time to time issued with the Titling Company named as an additional insured or loss payee, in each case to the extent applicable to any Lease or Leased Vehicle and, in each case, all replacement or successor policies.

“Conversion” means each of the following conversions: (i) the conversion of Nissan-Infiniti LT, as Delaware statutory trust, to the Titling Company, and the Titling Company will constitute a continuation of the business of Nissan-Infiniti LT, (ii) the conversion of NILT Trust, a Delaware statutory trust, to NILT LLC, a Delaware limited liability company, and NILT LLC will constitute a continuation of the business of NILT Trust and (iii) the conversion of Nissan Motor Acceptance Corporation, a California corporation, to NMAC, and NMAC will constitute a continuation of the business of Nissan Motor Acceptance Corporation.

“Conversion Date” means April 1, 2021.

“Credit and Collection Policy” means the credit and collection policy related to the Leases and Leased Vehicles maintained by the Servicer on behalf of the Titling Company pursuant to Section 2.01(b).

“Dealer” means a motor vehicle dealer that is a party to a Dealer Agreement.

“Dealer Agreement” means an agreement between a Dealer and any one of NMAC, an Affiliate of NMAC, another finance company or the Titling Company, which sets forth the respective rights and obligations of the parties with respect to the origination of lease contracts by the Dealer.

“Dealer Recourse” means, with respect to any Lease, all rights arising under the related Dealer Agreement or otherwise against the Dealer which originated such Lease.

“Deposit Date” means, with respect to a Collection Period, the Business Day immediately preceding the related Payment Date.

“Disposition Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the sale at auction or other disposition of a Leased Vehicle by the Servicer.

“Distribution Account” means such account as may be established pursuant to a Series Supplement, a Series Servicing Supplement or related Securitized Financing Documents into which distributions to holders of Securities are required to be deposited.

“Dollar” and the sign “$” mean lawful money of the United States of America.

“Eligible Lease” means (i) with respect to the Unallocated Assets, a Lease, and (ii) with respect to any Lease allocated to a Series, an “Eligible Lease” within the meaning of the related Series Servicing Supplement or Series Supplement.

“Filings” has the meaning set forth in Section 2.12(b).

“Filings Power of Attorney” means a power of attorney granted by the Titling Company to the Servicer pursuant to Section 2.12(b), substantially in the form of Exhibit C.

“Force Majeure Event” means an act beyond the reasonable control of the Servicer, including acts of God, public health emergencies, civil unrest, war, vandalism or sabotage, rioting, accidents, fires, floods, earthquakes, hurricanes, strikes, labor disputes, mechanical breakdowns, malware or ransomware attack, shortages or delays in obtaining suitable parts, equipment, material, labor or transportation, acts of subcontractors, interruption of utility services, acts of any unit of government or any governmental agency or any event similar to the foregoing.

“Holder” means, with respect to any Certificate, the Person listed in the Certificate Register as the registered owner thereof; provided, that a Registered Pledgee shall be entitled to exercise any or all of the rights or powers of a Holder of a Certificate hereunder, but only to the extent such entitlement is set forth in such Holder’s registration of pledge or the documents relating to such pledge.

“Indemnified Person” has the meaning set forth in Section 2.13(b)(i).

“Independent” when used with respect to any Accountant, means such an Accountant, who may also be the Accountant who audits a Beneficiary, NMAC, the Servicer or any of their respective Affiliates, who is Independent with respect to such entity as contemplated by Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants.

“Insurance Expenses” means any Insurance Proceeds (i) applied to the repair of the related Leased Vehicle, (ii) released to the related Lessee in accordance with applicable law or the customary servicing procedures of the Servicer or (iii) representing other related expenses incurred by the Servicer not otherwise included in Liquidation Expenses or Disposition Expenses and recoverable by the Servicer under this Agreement or any Series Servicing Supplement.

“Insurance Policy” means any insurance policy (including any self-insurance), including any residual value insurance policy, guaranteed automobile protection policy, comprehensive, collision, public liability, physical damage, personal liability, contingent and excess liability, accident, health, credit, life or unemployment insurance or any other form of insurance or self-insurance, to the extent that any such policy or self-insurance covers or applies to the Titling Company, any Series, any Lease, any Leased Vehicle or the ability of a Lessee to make required payments with respect to the related Lease or the related Leased Vehicle.

“Insurance Proceeds” means, with respect to any Leased Vehicle, Lease or Lessee, recoveries paid to the Servicer or the Titling Company under an Insurance Policy and any rights thereunder or proceeds therefrom (including any self-insurance).

“Lease” means any lease contract or similar arrangement for a Leased Vehicle assigned to the Titling Company or entered into between a Lessee and the Titling Company.

“Lease Documents” means, with respect to each Lease, (i) in the case of each Lease that constitutes tangible chattel paper, the original executed copy of each tangible “record” constituting or forming a part of such Lease; and in the case of each Lease that constitutes electronic chattel paper, the single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic “record” constituting or forming a part of such Lease, (ii) the Agreement to Provide Insurance and any other documentation of the Lessee’s insurance coverage customarily maintained by the Servicer, (iii) a copy of the application or application information of the related Lessee, together with supporting information customarily maintained by the Servicer which may include factory invoices related to new vehicles, credit scoring information or Dealer purchase documentation and odometer statements required by applicable law, (iv) the original Certificate of Title (or a copy of the application therefor if the Certificate of Title has not yet been delivered by the applicable Registrar of Titles) or such other documents, if any, that the Servicer keeps on file in accordance with its customary practices indicating that title to the related Leased Vehicle is in the name of the Titling Company (or such other name as directed by the Servicer pursuant to Section 2.04(a)) and noting thereon any Administrative Lien, if required, and (v) any and all other documents that the Servicer keeps on file in accordance with its customary practices related to such Lease or the related Leased Vehicle or Lessee, including any written agreements modifying such Lease (including any extension agreements).

“Leased Vehicle” means a new or used motor vehicle (including, without limitation, an automobile, sport utility vehicle, minivan, motorcycle or light-duty truck), together with all accessories, parts and additions constituting a part thereof, and all accessions thereto, leased to a Lessee pursuant to a Lease.

“Leased Vehicle Power of Attorney” means a power of attorney granted by the Titling Company to the Servicer pursuant to Section 2.11(b), substantially in the form of Exhibit B.

“Lessee” means each Person that is a lessee or obligor under a Lease, including any Person that executes a guarantee on behalf of such lessee.

“Lessor” means each Person that is the lessor under a Lease or the assignee thereof, including, in either case, the Titling Company.

“Liability” means any liability or expense, including any indemnification obligation.

“Lien” has the meaning set forth in the Titling Company Agreement.

“Liquidated Lease” means a Lease (i) which is terminated by the Servicer prior to its Maturity Date following a default thereunder or (ii) with respect to which the related Lessee is no longer obligated to make Monthly Payments.

“Liquidated Vehicle” means the Leased Vehicle related to a Liquidated Lease.

“Liquidation Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Liquidated Lease, including expenses of any collection effort (whether or not resulting in a lawsuit against the Lessee under such Lease) or other expenses incurred prior to repossession, recovery or return of the Liquidated Vehicle, expenses incurred in connection with the sale or other disposition of a Liquidated Vehicle that has been repossessed or recovered or has reached its Maturity Date, expenses incurred in connection with making claims under any related Insurance Policy and expenses incurred in connection with making claims for any Liquidation Expenses.

“Liquidation Proceeds” means all amounts received by the Servicer with respect to a Liquidated Lease and the related Liquidated Vehicle in connection with the attempted realization of the full amounts due or to become due under the Lease, including Net Auction Proceeds related to such Liquidated Vehicle, but excluding Insurance Proceeds.

“Loss” means any loss, liability, claim, damage or reasonable expense, including reasonable fees and expenses of counsel and reasonable expenses of litigation.

“Manufacturer” means the manufacturer or vendor of a motor vehicle.

“Matured Vehicle” as of any date means any Leased Vehicle the related Lease of which has reached its Maturity Date or has been terminated by the related Lessee prior to the Maturity Date (and the Lessee is not in default under such Lease), which Leased Vehicle has been returned to the Servicer on behalf of the Titling Company.

“Matured Vehicle Inventory” means, as of any date, all Matured Vehicles that have not yet been sold or otherwise disposed of by the Servicer pursuant to this Agreement and the related Series Servicing Supplement.

“Maturity Date” means, with respect to any Lease, the date on which such Lease is scheduled to terminate as set forth in such Lease at its date of origination or, in the case of an Extended Lease, the revised termination date.

“Member” means NILT LLC, a Delaware limited liability company, as successor by conversion to NILT Trust, a Delaware statutory trust, and its successors.

“Monthly Payment” means, with respect to any Lease, the amount of each scheduled monthly payment payable to the Lessor in accordance with the terms thereof, net of any portion of such scheduled monthly payment that represents an Administrative Charge.

“Net Auction Proceeds” means Auction Proceeds net of related Disposition Expenses.

“Net Insurance Proceeds” means Insurance Proceeds net of related Insurance Expenses.

“Net Liquidation Proceeds” means Liquidation Proceeds net of related Liquidation Expenses.

“NMAC” means Nissan Motor Acceptance Company LLC, a Delaware limited liability company, as successor by conversion to Nissan Motor Acceptance Corporation, a California corporation, and its successors.

“NMAC’s Portfolio” means, as of any date, all new or used automobiles, sport utility vehicles, minivans, motorcycles, light-duty trucks or other motor vehicles leased to lessees under lease contracts that are serviced by NMAC for itself or others, whether or not such lease contracts have been assigned to the Titling Company.

“Officer’s Certificate” means a certificate signed by the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of any specified Person (which, in the case of a (i) limited liability company, shall be any of the foregoing officers of a member, (ii) partnership, shall be any of the foregoing officers of the managing general partner or, if there is no managing general partner, any general partner or (iii) trust, shall be any of the foregoing officers of the owner of the trust) and delivered to any other specified Person.

“Other Series” means, with respect to a Series, any Series other than such Series.

“Payment Ahead” means any payment of all or a part of one or more Monthly Payments remitted by a Lessee with respect to a Lease in excess of the Monthly Payment due with respect to such Lease, which amount the Lessee has instructed the Servicer to apply to Monthly Payments due in one or more subsequent Collection Periods.

“Payment Date” means, except as otherwise set forth in a Series Servicing Supplement, the twentieth day of each month, or, if such day is not a Business Day, the immediately succeeding Business Day, commencing with the first Payment Date specified in the related Series Servicing Supplement.

“Payment Information” has the meaning set forth in Section 2.07(c)(i).

“Payoff” means amounts paid to the Servicer to purchase a Leased Vehicle.

“Permitted Agreements” means any Lease, any Series Supplement, this Agreement, any Series Servicing Supplement, any Securitized Financing Document or other document entered into in connection with or otherwise relating to any Securitized Financing, any assignment of Titling Company Assets or rights relating thereto from any Dealer, Manufacturer or other Person and any intercreditor agreement relating to any Titling Company Assets or any security interest in property of obligors, each as amended, supplemented or otherwise modified from time to time;

provided, however, that no agreement shall be a Permitted Agreement if (a) it contains any financial obligation on the part of the Titling Company that may be satisfied out of Titling Company Assets generally unless a Person other than the Titling Company has agreed to be primarily responsible for such financial obligation in a manner not inconsistent with the Titling Company Agreement or (b) other than a Lease, it contains any nonfinancial obligation which the Servicer, the Administrator, the Titling Company Registrar or similar service provider has not agreed to perform pursuant to a written agreement.

“Person” means any legal person, including any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, business trust, bank, trust company, estate (including any beneficiaries thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Proceeding” means any suit or action at law or in equity or any other judicial or administrative proceeding, including any bankruptcy proceeding.

“Restricted Jurisdiction” means any jurisdiction in which the Company is not qualified and licensed to do business, other than any jurisdiction where the failure to be so qualified and licensed will not have a material adverse effect on any Holder or Registered Pledgee.

“Registered Pledgee” means, with respect to any Certificate, the Person listed in the Certificate Register as the registered pledgee of such Certificate.

“Registrar of Titles” means the applicable department, agency or official in a State responsible for accepting applications and maintaining records relating to Certificates of Title and Liens thereupon.

“Reimbursable Expense” means an amount advanced by the Servicer to pay the allocable share of the Series’ (i) costs or expenses associated with a Proceeding pursuant to Section 2.01(d) or 5.02(b) hereof or (ii) fees or expenses of the Titling Company Registrar pursuant to Section 7.9(a) of the Titling Company Agreement.

“Related Beneficiary” means, with respect to (i) the Unallocated Assets, the Member, and (ii) a Series, the Holder of the related Series Certificate, and each other Person or Persons designated as a Beneficiary of such Series in the related Series Supplement, in each case together with their permitted successors and assigns.

“Responsible Officer” means, when used with respect to any Person, any officer of such Person, including any president, vice president, assistant vice president, trust officer, secretary, assistant secretary or any other officer thereof customarily performing functions similar to those performed by the individuals who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of or familiarity with the particular subject.

“Schedule of Leases and Leased Vehicles” means the list (which may be in electronic or tangible form) of Leases and the related Leased Vehicles that are included as Titling Company Assets, as such list may be revised and supplemented from time to time pursuant to the Titling Company Documents.

“Securitized Financing” means any (i) financing transaction undertaken by a Beneficiary or a Special Purpose Affiliate that is secured by, or payable from (directly or indirectly) Series Assets, a Series or any interest therein and any financing undertaken in connection with the issuance, pledge or assignment of a Series and the related Series Certificate, (ii) any sale, lease or other transfer by a Beneficiary or a Special Purpose Affiliate of an interest in a Series or (iii) any other asset securitization, secured loan or similar transaction involving Series Assets or the Company.

“Securitized Financing Documents” means, with respect to a Securitized Financing, each indenture, trust agreement, pooling and servicing agreement, loan agreement, credit agreement, purchase agreement, purchase and sale agreement, fee letter, hedge agreement, administration agreement, servicing agreement, program operating lease, assignment or transfer agreement, supplemental agreement of definitions, security agreement, and each other operative document related to such Securitized Financing, each as amended, supplemented or otherwise modified from time to time.

“Security” means, with respect to any Series Interest, any security (including an asset-backed note or asset-backed certificate) or loan, the payments on which are derived in any material part from or collateralized by Collections received with respect to the related Series Assets.

“Security Deposit” means, with respect to any Lease, the refundable security deposit specified in such Lease.

“Series” has the meaning set forth in Section 4.1(a) of the Titling Company Agreement.

“Series Collections” shall have the meaning set forth in the related Series Servicing Supplement.

“Series Servicing Supplement” means any supplement or amendment to this Servicing Agreement, including any separate servicing agreement to the extent that by its terms it supersedes this Servicing Agreement, entered into from time to time relating to a particular Series or Series Certificate and the servicing of the related Series Assets which supplement or amendment sets forth any special responsibilities or obligations the Servicer may be required to undertake in connection therewith.

“Series Supplement” means any supplement or amendment to the Titling Company Agreement executed from time to time in connection with the creation and issuance of a particular Series.

“Series Vehicle” means a Leased Vehicle allocated to a Series.

“Servicer” means NMAC, in its capacity as servicer under this Agreement, and each Person succeeding to the duties of the Servicer hereunder pursuant to Section 4.01, 5.03(b) or Section 5.04.

“Servicer Default” has the meaning set forth in Section 4.01.

“Settlement Statement” has the meaning set forth in the related Series Servicing Supplement.

“State” means any state of the United States, Puerto Rico or the District of Columbia.

“Successor Servicer” means an entity that accepts an appointment to serve as successor Servicer hereunder pursuant to Section 4.01 or Section 5.04 or pursuant to the related Series Servicing Supplement, or, if no such entity accepts an appointment by the effective date of a Servicer’s termination hereunder or under the related Series Servicing Supplement, the Titling Company Registrar until such time as a Successor Servicer accepts an appointment hereunder.

“Tax” or “Taxes” means any and all taxes, including but not limited to, net income, franchise, value added, ad valorem, gross income, gross receipts, sales, use, property (personal and real and tangible and intangible), stamp taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any and all penalties, fines, additions to tax and interest imposed by any federal, state, local or foreign government or political subdivision thereof.

“Titling Company” has the meaning set forth in the preamble.

“Titling Company Agreement” means the limited liability company agreement of Nissan-Infiniti LT LLC, dated as of April 1, 2021, between NILT LLC, as member, NMAC, as administrator, and the Titling Company Registrar.

“Titling Company Assets” has the meaning set forth in the Titling Company Agreement.

“Titling Company Assets Transfer” means the allocation, in connection with a Securitized Financing and in accordance with the terms of the related Securitized Financing Documents, of any Leases and Leased Vehicles from the Unallocated Assets to a Series after such Series’ initial creation.

“Titling Company Document” means this Agreement, the Titling Company Agreement, the Certificate of Formation, any Series Supplement, any Series Servicing Supplement, each Assignment Agreement and each Permitted Agreement to which the Company is a party.

“Titling Company Registrar” means U.S. Bank National Association, as titling company registrar under the Titling Company Agreement.

“Titling Trust” means Nissan-Infiniti LT, a Delaware statutory trust, as predecessor in interest to the Titling Company.

“Trust Servicing Agreement” has the meaning set forth in the Recitals.

“UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction.

“Unallocated Assets” means Titling Company Assets not allocated to a Series in accordance with a Series Supplement.

EXHIBIT B

LEASED VEHICLE POWER OF ATTORNEY PURSUANT TO

SECTION 2.11(b) OF THE SERVICING AGREEMENT

KNOW ALL MEN BY THESE PRESENTS, that Nissan-Infiniti LT LLC, a Delaware limited liability company (the “Grantor”) located at One Nissan Way, Franklin, Tennessee 37067, does hereby appoint Nissan Motor Acceptance Company LLC, a Delaware limited liability company, located at One Nissan Way, Franklin, Tennessee 37067 (the “Grantee”), as its attorney-in-fact with full power of substitution and hereby authorizes and empowers the Grantee, in the name of and on behalf of the Grantor, to take the following actions from time to time with respect to the motor vehicles referred to as “Leased Vehicles” in the Amended and Restated Servicing Agreement, dated as of April 1, 2021 (the “Servicing Agreement”), between Nissan-Infiniti LT LLC, NILT LLC and Nissan Motor Acceptance Company LLC, such Leased Vehicles being more particularly described in the currently effective “Schedule of Leases and Leased Vehicles”, as defined in the Servicing Agreement (such motor vehicles, the “Leased Vehicles”), a copy of which “Schedule of Leases and Leased Vehicles” is maintained by the Grantee and is incorporated herein by this reference as though fully set forth herein, for the purpose of enabling the Grantee in the name of the Grantor to transfer, liquidate or dispose of the Leased Vehicles, upon such terms and conditions as the Grantee deems advisable, namely to:

(a) sign the Grantor’s name to any bills of sale, certificates of title, assignments of title, transfers of title or registration, applications for title or registration, application for transfer of title or registration, notices of sale, odometer statements or similar forms with respect to the repossession, repair, recovery, sale or other disposition of any of the Leased Vehicles; and

(b) execute and deliver any and all instruments and take any and all further action in the name of or on behalf of the Grantor as may be required or deemed desirable to accomplish any and all of the foregoing and carry out the purposes of this Power of Attorney.

The Grantee is hereby empowered to do any and all lawful acts necessary or desirable to effect the repair or transfer of the Leased Vehicles and the Grantor hereby ratifies and confirms any and all lawful acts that the Grantee shall undertake pursuant to and in conformity with this Power of Attorney.

This Power of Attorney is revocable in whole or in part as to the powers herein granted with respect to the Leased Vehicles related to one or more Series upon notice by the Grantor. If not earlier revoked, this Power of Attorney shall expire, completely or, if so indicated, in part, upon the termination of the Servicing Agreement (completely or with respect to the Servicer’s servicing obligations relating to one or more Series), as each may be amended, restated or supplemented from time to time. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Titling Company Agreement or the Servicing Agreement, as the case may be.

B-1

THIS POWER OF ATTORNEY SHALL BE CREATED UNDER AND GOVERNED AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

The Grantor executes this Power of Attorney with the intent to be legally bound hereby, and with the intent that such execution shall have the full dignity afforded by the accompanying witnessing and notarization and all lesser dignity resulting from the absence of such witnessing and notarization or any combination thereof.

Dated as of the ___ day of ____, 20__.

NISSAN-INFINITI LT LLC
By:
Name:
Title:

B-2

EXHIBIT C

FILINGS POWER OF ATTORNEY PURSUANT TO

SECTION 2.12(b) OF THE SERVICING AGREEMENT

KNOW ALL MEN BY THESE PRESENTS, that Nissan-Infiniti LT LLC, a Delaware limited liability company (the “Grantor”) located at One Nissan Way, Franklin, Tennessee 37067, does hereby appoint Nissan Motor Acceptance Company LLC, a Delaware limited liability company, located at One Nissan Way, Franklin, Tennessee 37067 (the “Grantee”), as its attorney-in-fact, with full power of substitution and hereby authorizes and empowers the Grantee, in the name of and on behalf of the Grantor, to take the following actions from time to time with respect to certain filings referred to in the Amended and Restated Servicing Agreement, dated as of April 1, 2021 (the “Servicing Agreement”), between Nissan-Infiniti LT LLC, NILT LLC, and Nissan Motor Acceptance Company LLC, for the purposes of enabling the Grantee in the name of the Grantor to:

(a) sign the Grantor’s name to any (i) periodic sales and use tax, income or franchise tax or property (real or personal) tax reports, (ii) periodic renewals of licenses and permits, (iii) periodic renewals of qualification to act as a limited liability company or (iv) other periodic governmental filings, registrations, returns or approvals (collectively, “Filings”) arising with respect to or required of the Grantor; and

(b) identify any surety bonds or other ancillary undertakings required of the Grantor in respect of any Filing, execute and deliver any and all instruments and take any and all further action in the name of and on behalf of the Grantor as may be required or deemed desirable to accomplish any and all of the foregoing and carry out the purposes of this Power of Attorney.

The Grantee is hereby empowered to do any and all lawful acts necessary or desirable to effect such Filings and the payment of such fees, costs and taxes as necessary to complete these actions and the Grantor hereby ratifies and confirms any and all lawful acts that the Grantee shall do pursuant to and in conformity with this Power of Attorney.

This Power of Attorney is revocable in whole or in part as to the powers herein granted with respect to the Leased Vehicles related to one or more Series upon notice by the Grantor. If not earlier revoked, this Power of Attorney shall expire, completely or, if so indicated, in part, upon the termination of the Servicing Agreement (completely or with respect to the Servicer’s servicing obligations relating to one or more Series), as each may be amended, restated or supplemented from time to time. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Titling Company Agreement or the Servicing Agreement, as the case may be.

THIS POWER OF ATTORNEY SHALL BE CREATED UNDER AND GOVERNED AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

C-1

The Grantor executes this Power of Attorney with the intent to be legally bound hereby, and with the intent that such execution shall have the full dignity afforded by the accompanying witnessing and notarization and all lesser dignity resulting from the absence of such witnessing and notarization or any combination thereof.

Dated as of the ___ day of ____, 20__.

NISSAN-INFINITI LT LLC

By:
Name:
Title:

C-2